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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (date of earliest event reported) July 28, 2000


                      AMERICAN COMMUNITY BANCSHARES, INC.
 ------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



      North Carolina                 000-30517               56-2179531
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(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
 of incorporation)                                  number)



       2593 West Roosevelt Boulevard, Monroe, North Carolina  28111-0418
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                   (Address of principal executive offices)


Registrant's telephone number, including area code (704) 225-8444


                                 Not Applicable
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                (Former address of principal executive offices)
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Item 5  Other Events.
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On July 28, 2000, the Registrant filed a Registration Statement with the
Securities and Exchange Commission to conduct a public offering of between 500,000 and 1,000,000 shares of its Common Stock. The offering price is yet to be determined. The Registrant intends to sell primarily in the markets where it has established branches in and around Union and Mecklenburg Counties. Wachovia Securities, Inc., Charlotte, North Carolina has agreed to sell any shares not sold by the Registrant on a "best efforts" basis through IJL Wachovia. The proceeds of the offering will be used to fund expansion plans, to establish an investment portfolio and for general corporate purposes.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             AMERICAN COMMUNITY BANCSHARES, INC.



                                             By:  /s/ Randy P. Helton
                                                  ---------------------------
                                                  Randy P. Helton, President



Dated:    July 28, 2000

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                                 EXHIBIT INDEX
                                 -------------



    Exhibit               Description
                          -----------
    Number                of Exhibit
    ------                ---------
      99          Press Release dated July 28, 2000    Included as Exhibit 99

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